                                  EXHIBIT 10.23


              GUARANTY, SUBORDINATION AGREEMENT, SECURITY AGREEMENT
                                  AND INDEMNITY

                  This Agreement is made as of the 22nd day of October 1998, by BAYFRONT VENTURES, a Florida general partnership, for the benefit of each Lender listed on Exhibit A hereto (collectively the "Lenders" and each a "Lender").

                  Princesa Partners, a Florida general partnership (the "Borrower"), and the Lenders have entered into a Loan Agreement of even date herewith (together with all amendments, modifications and restatements of such Agreement, the "Credit Agreement") setting forth the terms on which the Lenders will make certain advances to the Borrower, the proceeds of which will be used by the Borrower to refinance the Vessel and Equipment and to make an operating capital loan to Bayfront.

                  As a condition to making their advances under the Credit Agreement, the Lenders have required the execution and delivery of this Agreement.

                  Bayfront is chartering the Vessel and Equipment for use in its Gaming Enterprise, and requires an operating capital loan from the Borrower to supplement the working capital of its Gaming Enterprise, and accordingly expects to receive direct economic benefits from the advances under the Credit Agreement.

                  ACCORDINGLY, Bayfront, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

                   1. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

                                    GUARANTY

                   2. Bayfront hereby absolutely and unconditionally guarantees to the Lenders the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of (i) the Notes, including all interest thereon, and any extensions or renewals thereof and substitutions therefor; and (ii) each and every other sum now or hereafter owing to the Lenders under the Credit Agreement or any other Loan Documents or under any other promissory notes or agreements hereafter entered into by the Borrower (all of said sums being hereinafter called the "Indebtedness").

                   3. Bayfront will pay all reasonable costs, expenses and attorneys' fees paid or incurred by the Lenders in endeavoring to collect the Indebtedness and in enforcing this Agreement.

                   4. No act or thing need occur to establish the liability of Bayfront hereunder, and with the exception of full payment, no act or thing (including, but not limited


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to, a discharge in bankruptcy of the Indebtedness, and/or the running of the statute of limitations) relating to the Indebtedness which but for this provision could act as a release of the liabilities of Bayfront hereunder, shall in any way exonerate Bayfront, or affect, impair, reduce or release this Agreement and the liability of Bayfront hereunder; and this shall be a continuing, absolute and unconditional guaranty and shall be in force and be binding upon Bayfront until the Indebtedness is fully paid.

                   5. The liability of Bayfront hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Lenders are hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any extensions or renewal of any Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Indebtedness; (iii) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of any Notes or any other Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any other guarantor or other person liable on any Indebtedness; (v) any release, surrender, cancellation or other discharge of any Indebtedness or the acceptance of any instrument in renewal or substitution for any instrument evidencing Indebtedness; (vi) any failure to obtain collateral security (including rights of setoff) for any Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any of the Indebtedness; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security for any of the Indebtedness; (viii) any assignment, sale, pledge or other transfer of any of the Indebtedness; or (ix) any manner, order or method of application of any payments or credits on any Indebtedness. Bayfront waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on its character as such.

                   6. Bayfront waives any and all defenses, claims, setoffs and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, Bayfront will not assert against the Lenders any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to the Borrower in respect of the Indebtedness, or any setoff available against the Lenders to the Borrower, whether or not on account of a related transaction, and Bayfront expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing any Indebtedness, notwithstanding provisions of law that may prevent the Lenders from enforcing such deficiency against the Borrower. The liability of Bayfront shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization,



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

arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of the Borrower's assets. Bayfront will not assert against the Lenders any claim, defense or setoff available to Bayfront against the Borrower.

                   7. Bayfront also hereby waives: (i) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Indebtedness; (ii) notice of the acceptance hereof by the Lenders and of the creation and existence of all Indebtedness; and (iii) notice of any amendment to or modification of any of the terms and provisions of any Loan Documents. The Lenders shall not be required to first resort for payment of the Indebtedness to the Borrower or any other persons or corporations, their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

                   8. Whenever, at any time or from time to time, Bayfront shall make any payment to the Lenders hereunder, Bayfront shall notify the Lenders in writing that such payment is made under this Agreement for such purpose. If any payment applied by the Lenders to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such Indebtedness as fully as if such application had never been made.

                   9. No payment by Bayfront pursuant to any provision hereof shall entitle Bayfront, by subrogation to the rights of the Lenders or otherwise, to any payment by the Borrower or out of the property of the Borrower until all of the Indebtedness (including interest) and all reasonable costs, expenses and attorneys' fees paid or incurred by the Lenders in endeavoring to collect the Indebtedness and enforcing this Agreement have been fully paid. Bayfront will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to Bayfront as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all such Indebtedness shall have been fully paid and discharged.

                             SUBORDINATION AGREEMENT

                   10. Bayfront hereby agrees that (regardless of any priority otherwise available to the undersigned by law or by agreement) any lien, security interest or other interest (including any interest under the Charter) which Bayfront may now hold or may at any time hereafter acquire in the Vessel or any or all of the personal property of the Borrower (the "Property") in which the Lenders have a lien or security interest under the Mortgage or Security Agreement is, shall be and shall remain fully subordinate for all purposes to the lien or security interest of the Lenders under the Mortgage and the Security Agreement.



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                   11. Bayfront will not exercise any collection rights with
respect to the Property, will not take possession of, sell or dispose of, or otherwise deal with, the Property, and will not exercise or enforce any right or remedy which may be available to Bayfront with respect to the Property upon default, without prior written consent the Servicer.

                   12. During the continuance of any Event of Default The Lenders may exercise collection rights, may take possession of, sell or dispose of, and otherwise deal with, the Property, and may exercise and enforce any right or remedy available to the Lenders with respect to the Property, whether available prior to or after occurrence of any default, all without prior notice to or consent by anyone. The Lenders may apply the proceeds of collateral to any indebtedness secured by Lenders' above described lien or security interest, in any order of application.

                   13. Neither Bayfront nor the Lenders (i) have made any representation or warranty concerning the Property or the validity, perfection or (except as to the subordination accomplished hereby) priority of any security interest therein, or (ii) shall have any duty to preserve, protect, care for, insure, take possession of, collect, dispose of or otherwise realize upon any of the Property.

                   14. Bayfront warrants that any purchaser or transferee of or successor to, any interest of Bayfront in any or all of the Property will be given detailed written notice of the subordination accomplished hereby, prior to the time of purchase, transfer or succession.

                               SECURITY AGREEMENT

                   15. To secure the payment of the Obligations (as defined in the Security Agreement), Bayfront does hereby grant, assign, pledge and confirm unto the Lenders, a continuing security interest in, a lien upon, and a right of set off against, and assigns, transfers, pledges and sets over to the Lenders, all of Bayfront's right, title to and interest in and to the following property, whether now owned or existing or hereafter acquired or arising, wherever located:

                  (a) All utility and service agreements, leases (including, but not limited to, the Charter and the Use Agreement), permits and licenses, contracts, operating agreements, employment agreements, equipment leases, and all other agreements, including amendments, renewals and modifications thereof, and to which Bayfront is now, or hereafter becomes, a party, relating to the development, management, operation, access or use of the Facilities and the conduct of the Gaming Enterprise;

                  (b) All licenses, permits, approvals or other authorizations (federal, state and local) used or useful in connection with or in any way relating to the Facilities;

                  (c) All Gross Facility Revenues; and



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

                  (d) All substitutions for, and replacements of, products and proceeds of the conversion, voluntary or involuntary, into cash or liquidated claims of any of the foregoing, including all proceeds of insurance, indemnities, performance or redemption bonds, judgments, awards of damages and settlements hereafter made as a result or in lieu of damage to any collateral.

                   16. Bayfront agrees that it will, upon demand by the Servicer at any time during the continuance of any Event of Default, at its own expense, cause all Gross Facility Revenues to be physically delivered from the Facilities to a bank designated by the Servicer on each Business Day, and will take such action with respect thereto as the Servicer may reasonably request; provided that so much of the Gross Facility Revenues as are determined by Bayfront to be reasonably necessary for the daily cash-on-hand requirements of the Facilities need not be physically delivered to such bank. Gross Facility Revenues delivered to a bank pursuant to this paragraph shall be held in such bank for the purpose of perfecting the Lenders' security interest therein, and may be applied to the payment of Obligations in the same manner as any funds obtained by the Servicer upon sale of collateral under the Security Agreement. In the event that Bayfront receives any payment that should have been deposited as provided pursuant to this Agreement, Bayfront agrees that it will hold such payment in trust for the benefit of the Lenders, shall not commingle such payment with any funds or other property of Bayfront and shall immediately transfer such payment in accordance with the Servicer's instructions.

                         REPRESENTATIONS AND WARRANTIES

                   17. Bayfront represents and warrants to Lenders that:

                  (a)(1) Bayfront is a general partnership validly organized and in good standing under the laws of Florida; (2) Bayfront has full power and authority to own its properties and to carry on its business as presently conducted and as proposed to be conducted at the Facilities; and (3) Bayfront has the power to execute, deliver and perform this Agreement and the Security Agreement.

                  (b) The execution, delivery and performance of this Agreement has been duly authorized by all requisite action of Bayfront and will not violate any provision of law presently in effect, any order of any court or other agency of government having jurisdiction over Bayfront, the partnership agreement of Bayfront, or any provision of any indenture, agreement or other instrument to which Bayfront is a party or by which it or any of its properties is bound. This Agreement constitutes the legal, valid and binding obligation of Bayfront, enforceable against it in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting creditors' rights generally).

                  (c) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or



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affecting Bayfront which, if adversely determined, would have a material adverse effect on Bayfront or its business or financial condition or its ability to carry out its obligations under this Agreement.

                  (d) Bayfront is not a party to any material agreement or instrument except as set forth in Schedule 17(d). Bayfront is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

                  (e) No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority is required on the part of Bayfront in connection with the execution and delivery of this Agreement or the performance of or compliance with the terms, provisions or conditions hereof, or, if so required, such consent, approval or authorization, or registration, declaration or filing, has been requested and/or obtained. To the knowledge of Bayfront, Bayfront is not in violation of or subject to any contingent liability on account of any statute, law, rule, ordinance, order, writ, injunction or decree.

                  (f) Bayfront's financial statements that have been presented to the Lenders fairly present the financial position of Bayfront as of the dates thereof. There has been no material adverse change in the condition, financial or otherwise, of Bayfront since the date of the most recent financial statements presented to the Lenders.

                  (g) Except as set forth in Schedule 17(g), Bayfront possesses adequate licenses, certificates, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business to be conducted on or at the Facilities substantially as presently proposed to be conducted.

                  (h) To the knowledge of Bayfront after due inquiry, the Facilities and the intended and/or current use thereof for the purpose and in the manner contemplated by this Agreement or any other document related hereto are permitted by all presently applicable governmental use requirements.

                   18. Bayfront represents and warrants to the Lenders that Bayfront (A) is not insolvent as of the date hereof, and shall not become insolvent as a result of the execution and delivery of this Agreement, (B) is not engaged in business or a transaction, or about to engage in business or a transaction, for which its property is an unreasonably small capital, and (C) does not intend to incur, or believe that it will incur, debts that would be beyond its ability to pay as such debts mature.

                                    COVENANTS

                   19. Bayfront covenants and agrees that from the date hereof until payment in full of the principal of and interest on the Loan, unless the Lenders shall otherwise consent in writing, Bayfront will:



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

                  (a)(1) Do or cause to be done all things necessary to preserve and keep in full force and effect its existence; (2) preserve all of the rights, privileges and franchises necessary or desirable in the normal conduct of its Gaming Enterprise; (3) not liquidate, merge, dissolve, suspend business operations or sell any significant assets: and (4) not make any material change to the nature of the Gaming Enterprise as contemplated on the date hereof, as previously disclosed to the Lenders in writing.

                  (b) At all times, assure that the Facilities and Bayfront's Gaming Enterprise are insured as required by the terms of the Credit Agreement.

                  (c)(1) Pay all of its Indebtedness and all other indebtedness and obligations promptly when due; (2) pay and discharge or cause to be paid and discharged promptly all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon any of such properties; provided, however, that Bayfront shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Bayfront shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, claim or levy; and (3) comply in all material respects with all applicable laws, rules, regulations and orders, including without limitation all governmental use requirements that may apply to Bayfront, its business and operations, and the Facilities.

                  (d) At all reasonable times, permit a representative of the Lenders (to be designated from time to time by the Super-Majority Interest, as defined in the Servicing Agreement) to inspect the operations aboard the Vessel and at the other Facilities and to discuss such operations with Bayfront's personnel, and to inspect the books and records related to the Facilities and to make extracts therefrom; provided, however, that (i) so long as no Default or Event of Default is then continuing, any such inspection shall be upon 48 hours' prior notice, and (ii) all information obtained by any such Lender's representatives during the course of such inspection shall be maintained by such Lender's representatives on a confidential basis, except for disclosures of such information to any Lender and the Servicer, provided that such Lender's representatives may make disclosure of any such information (a) to federal, state and municipal governmental or regulatory authorities upon their request,
(b) in the course of any court proceeding involving Bayfront, (c) pursuant to subpoena or court proceeding or (d) as otherwise required by law. The Lenders shall use reasonable efforts to protect the confidential information within their respective organizations and will advise any and all persons to whom it shall be reasonably necessary to expose confidential information of the contents of this confidentiality provision. Notwithstanding anything herein to the contrary, the Lenders may and Bayfront shall, upon request of any Lender, disclose confidential information to any prospective or subsequent purchaser of a Note who agrees to be bound by a substantially similar confidentiality obligation. If a Lender discloses confidential information as permitted in the preceding



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sentence, it will promptly so notify Bayfront. At any time and from time to time, Bayfront will furnish such information reports regarding the Collateral to the Servicer for delivery to the Lenders as the Servicer, on behalf of any Lender, and its representatives may reasonably request. The Lenders shall have the authority, at any time, to require Bayfront to place upon Bayfront's books and records relating to the Collateral and other rights to payment covered by the security interest created in this Agreement hereby a notation stating that any such Collateral and other rights of payment are subject to a security interest in favor of the Lenders.

                  (e) Give prompt written notice to the Lenders of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting Bayfront or any property of Bayfront in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Bayfront or on the ability of Bayfront to perform its obligations under this Agreement or the other Loan Documents, as the case may be, stating the nature and status of such action, suit or proceeding.

                  (f) Not permit any material breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other material contractual obligation binding upon Bayfront which is not cured within the applicable cure provisions thereof.

                  (g) Promptly deliver to the Servicer any and all lien searches as the Servicer may reasonably request from time to time in connection with any proposed sale of any participation(s) in the Loan. Bayfront shall not create, or permit to exist, any Lien on its interest in any portion of the Facilities, including without limitation any Collateral, other than (i) the Liens created hereby or by the Security Agreement or Mortgage; and (ii) purchase money security interests in and financing leases of equipment used in the Facilities, created from time to time, securing only indebtedness incurred for the purchase or lease thereof having an aggregate initial or stated amount not to exceed $500,000 at any time.

                  (h) From time to time, execute and deliver or endorse any and all instruments, documents, conveyances, assignments and other agreements and writings which the Lenders may reasonably request in order to protect or perfect the rights of the Lenders, or any of them, under this Agreement and the Security Agreement.

                  (i) Comply in all material respects with the Employee Retirement Income Security Act of 1974 to the extent applicable.

                  (j) Furnish to the Lenders as soon as possible and in any event within five calendar days after Bayfront has obtained actual knowledge of the occurrence of a Default or an Event of Default which is continuing on the date of such statement, a statement signed by Bayfront setting forth details of such Default or Event of Default and the action which Bayfront has taken, is taking or proposes to take to correct the same.



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

                  (k) Obtain and maintain all necessary state, federal, local and private clearances, authorizations, permits and licenses with respect to the present and future business operations of and at the Facilities.

                  (l) Not incur, and not permit the incurrence of, any Indebtedness on a par with the Loan unless the combined Debt Service Coverage Ratio for the most recently ended period of four consecutive fiscal quarters of Bayfront and Borrower is greater than 2.25 to 1.

                  (m) For the period of four consecutive fiscal quarters ended June 30, 1999 and for each period thereafter, achieve a combined Debt Service Coverage Ratio of no less than 1.5 to 1.0.

                  (n) At all times through and including December 30, 2000, maintain a combined Tangible Net Worth as of the end of each fiscal quarter equal to the sum of $3,000,000 plus 10% of the combined after tax net income of Bayfront and Borrower. For purposes hereof, combined "Tangible Net Worth" for such purposes means: at any date of determination the difference between (a) the total assets appearing on the balance sheet of a Person (prepared in accordance with GAAP after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper); and (b) the total liabilities appearing on such balance sheet. The determination of total assets shall exclude: (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, covenants not to compete, training costs and other similar intangibles;
(ii) all deferred charges or unamortized debt discount and expense other than deferred income taxes; (iii) securities which are not readily marketable; (iv) unless reflected in the audited financial statements of the Person, any write-up in the book value of any assets resulting from a reevaluation thereof; (v) amounts due to the Person from officers, directors, shareholders, employees or affiliates; and (vi) any asset acquired subsequent to the date of this Agreement which the Lenders, in their reasonable discretion, determine to be an intangible asset.

                  (o) As soon as practicable, but in any event within forty-five
(45) days after the end of each fiscal quarter commencing with the fiscal year ending September 30, 1999, Bayfront shall deliver to the Servicer a copy of the financial statements of Bayfront for such quarter, consisting of the balance sheets of Bayfront as at the end of such quarter and the related statements of income of Bayfront for such quarter and year-to-date period then ended, all prepared in such a manner as to present substantially the same information as would be presented in financial statements prepared in accordance with GAAP.

                  (p) As soon as practicable, but in any event within 120 days after the end of each fiscal year of Bayfront, commencing with the fiscal year ending September 30, 1999, Bayfront shall deliver to the Servicer copies of the annual financial statements of Bayfront, consisting of the balance sheets of Bayfront and Bayfront as at the end of such year and the related statements of income of Bayfront for such year, all prepared in accordance with GAAP, and accompanied by the audit report of a certified public accountant reasonably acceptable to the Lenders, containing an unqualified opinion thereon, and a copy of such accountant's management letters to Bayfront.

                  (q) Bayfront will maintain its property in good working order and condition, reasonable wear and tear excepted, and, in accordance with reasonably prudent business practices, make all needful and proper repairs, replacements, additions and improvements thereto.

                  (r) Bayfront will not, incur any obligation to pay any management fee or payment in lieu of a management fee to any affiliated Person.

                           INDEMNIFICATION BY BAYFRONT

                  20. (a) Bayfront agrees to indemnify and hold harmless the Lenders, the Servicer and each of their officers, agents and employees, for, from and against any and all losses, claims, damages or liability to which any Lender, the Servicer, or any of their officers, agents or employees, may become subject under any law in connection with the carrying out of the transactions contemplated by this Agreement, any Loan Document or any Guaranty, or the conduct of any activity at the Facilities (other than as a result of the negligence or willful misconduct of any such Person), and to reimburse each Lender, the Servicer, and each of their officers, agents and employees, for any reasonable out-of-pocket legal and other fees and expenses (including attorneys' fees) incurred by such Lender, the Servicer, and each of their officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. The Lenders and the Servicer agree, at the request and reasonable expense of the Bayfront, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses which may be available to the Lenders or the Servicer. The provisions of this Section shall survive the payment of the Notes and the Loan.

                  (b) Without limiting the generality of the foregoing, Bayfront shall bear all loss, expense (including reasonable attorneys' fees) and damage in connection with, and agrees to indemnify and hold harmless each Lender, the Servicer, and their officers, agents and employees, for, from and against all claims, demands and judgments made or recovered against such Lender, the Servicer, or any of their officers, agents or employees, because of bodily injuries, including death at any time resulting therefrom, or because of damages to property, from any cause whatsoever, arising out of or in connection with the construction, furnishing or operation of the Facilities, if due to any act of omission or commission, including negligence, of Bayfront or any contractor or its, his or their officers, employees or agents. Bayfront's liability hereunder shall not be limited to the extent of insurance carried by or provided by the Bayfront or subject to any exclusions from coverage in any insurance policy. No indemnity payment shall be required hereunder to any Person if the claim, demand or judgment resulted primarily from the negligence or willful misconduct of such

Person. The obligations of the Bayfront under this Section shall survive the repayment of the Notes and the Loan.


                                  MISCELLANEOUS

                   20. This Agreement shall constitute a continuing and irrevocable Agreement, and the Lenders may continue, without notice to or consent by Bayfront, to make loans and extend other credit or financial accommodation to or for the account of the Borrower in reliance upon this Agreement until written notice of revocation of this Agreement shall have been received by the Lenders from Bayfront. Any such notice of revocation shall not affect this Agreement in relation to any Indebtedness then existing or created thereafter pursuant to any previous commitment of the Lenders to the Borrower, or any extensions or renewals of any such Indebtedness, and as to all such Indebtedness and extensions or renewals thereof, this Agreement shall continue effective until the same have been fully paid with interest.

                   21. No failure on the part of the Lenders to exercise and no delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

                   22. Notices permitted or required to be given hereunder shall be in writing and shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of (a) receipt by the party to which notice is given, or (b) on the fifth (5th) business day following the date such notice was deposited in the United States mail. Any notice to the Lenders and any request for a consent of the Lenders required by this Agreement shall be sent to the Servicer and addressed to:

                  The National City Bank of Evansville
                  21 S.E. Third Street
                  Evansville, IN 47708

                  Attention:  Stuart G. Harrington
                              Executive Vice President
                  with a copy to:
                  Dain Rauscher
                  Dain Rauscher Plaza
                  60 South Sixth Street
                  Minneapolis, MN  55402-4422

                  Attention: Ali P. Alizadeh
                              Managing Director, Fixed Income

                  Notices to the Bayfront shall be addressed to:

                  Bayfront Ventures
                  100 South Biscayne Blvd., Suite 850
                  Miami, FL 33131

                  Attention:  Michael Hlavsa

                  with a copy to:
                  Concorde Gaming Corporation
                  3290 Lien Street
                  Rapid City, SD

                  Attention:  George Nelson


                   23. Bayfront shall be jointly and severally liable with the Borrower for any payments required by Section 8.3 (relating to expenses, taxes and attorneys' fees) or 8.4 (relating to certain indemnities provided by the Borrower) of the Loan Agreement.

                   24. Time is of the essence in the performance of this Agreement and the Loan Documents.

                   25. This Agreement embodies the entire agreement and understanding between Bayfront and the Lenders with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

                   26. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Bayfront therefrom shall in any event be effective unless the same shall be in writing and signed by such percentage of the Lenders as is required by the terms of the Servicing Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                   27. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Bayfront may not assign its rights or obligations hereunder without the prior written consent of the Lenders.

                   28. To the extent that Bayfront makes a payment or payments to the Lenders or any Lender exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                   29. All covenants, agreements, representations and warranties made herein by Bayfront shall, notwithstanding any investigation by any Lender, be deemed to be material to and to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement.

                   30. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                   31. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

                   32. Bayfront hereby agrees with and for the benefit of the Lenders, the Servicer, and their successors and assigns, and hereby agrees that this Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana, except to the extent different provisions are provided for in this section.

                   33. Bayfront irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in a court of record in the State of Indiana or in the Courts of the United States located in such State, (ii) consents to the jurisdiction of each such court in any suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                   34. BAYFRONT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER RELATED LOAN DOCUMENT TO WHICH BAYFRONT IS A PARTY.

                  IN WITNESS WHEREOF, Bayfront has executed this Agreement as of the day and year first above written.

                                        BAYFRONT VENTURES

                                        By CONCORDE CRUISES, INC., Its
                                           General Partner


                                        By        /s/ Jerry L. Baum
                                          -------------------------------------
                                          Its President

                                        And by GOLDCOAST ENTERTAINMENT
                                          CRUISES, INC., Its General Partner


                                        By        /s/ Michael A. Hlavsa
                                          -------------------------------------
                                          Its President






              Signature Page to Guaranty, Subordination Agreement,
                        Security Agreement and Indemnity